 Exhibit 5.1

SIDLEY AUSTIN LLP 2850 QUARRY LAKE DRIVE, SUITE 280 BALTIMORE, MD 21209 +1 410 559 2880 +1 202 736 8711 FAX

March 24, 2025

Opus Genetics, Inc.
8 Davis Drive, Suite 220
Durham, NC 27709

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File No. 333-276462, filed by Opus Genetics, Inc. (f/k/a Ocuphire Pharma, Inc.), a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), which was initially filed with the SEC on January 10, 2024 and declared effective by the SEC on January 23, 2024 (the “Registration Statement”). Pursuant to the Registration Statement, the Company is issuing up to (a) 12,219,736 shares (the “Common Shares”) of its common stock, $0.0001 par value per share (the “Common Stock”), (b) warrants to purchase an aggregate of 21,052,631 shares of Common Stock (the “Warrant Shares”) at an exercise price of $0.95 per whole share (the “Warrants”) and (c) pre-funded warrants to purchase an aggregate of 8,832,895 shares of Common Stock (the “Pre-Funded Warrant Shares”) at an exercise price of $0.0001 per whole share (the “Pre-Funded Warrants” and together with the Common Shares, the Warrant Shares, the Warrants and the Pre-Funded Warrants Shares, the “Securities”). The Securities are to be sold by the Company pursuant to an underwriting agreement dated March 21, 2025 (the “Underwriting Agreement”) between the Company and Craig-Hallum Capital Group LLC (the “Underwriter”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Underwriting Agreement, the form of Warrants, the form of Pre-Funded Warrants, the Company’s certificate of incorporation, as currently in effect, the Company's bylaws, as currently in effect, and the written consents and resolutions adopted by the board of directors of the Company and the pricing committee thereof established by such board relating to the Registration Statement and the issuance of the Securities by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity and completeness of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.
The issuance and sale of the Common Shares covered by the Registration Statement pursuant to the Underwriting Agreement have been duly authorized by the Company, and such Common Shares will be validly issued, fully paid and non-assessable when the Company’s books shall reflect the issuance of such Common Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof in accordance with the Underwriting Agreement.

Opus Genetics, Inc.
March 24, 2025

2.
The issuance and sale of the Warrants covered by the Registration Statement pursuant to the Underwriting Agreement have been duly authorized by the Company, and such Warrants will be valid and binding obligations of the Company when such Warrants shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor, in accordance with the Underwriting Agreement.

3.
The issuance and sale of the Pre-Funded Warrants covered by the Registration Statement pursuant to the Underwriting Agreement have been duly authorized by the Company, and such Pre-Funded Warrants will be valid and binding obligations of the Company when such Warrants shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor, in accordance with the Underwriting Agreement.

4.
The issuance of the Warrant Shares and the Pre-Funded Warrant Shares issuable upon exercise of the Warrants and the Pre-Funded Warrants covered by the Registration Statement pursuant to the terms of the Warrants and the Pre-Funded Warrants has been duly authorized by the Company, and such Warrant Shares and Pre-Funded Warrant Shares will be validly issued, fully paid and non-assessable when the Company’s books shall reflect the issuance of such Warrant Shares and Pre-Funded Warrant Shares to the holders thereof against payment of the exercise price therefor, in accordance with the terms of the Warrants and Pre-Funded Warrants.

For the purposes of paragraph 4 of this opinion letter, we have assumed that, at the time of the issuance and delivery of the Warrant Shares and the Pre-Funded Warrant Shares issuable upon exercise of the Warrants and the Pre-Funded Warrants: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof; (ii) the certificate of incorporation and bylaws of the Company, each as currently in effect, will not have been modified or amended and will be in full force and effect; and (iii) there will be a sufficient number of shares of Common Stock authorized and then available for issuance under the Company’s certificate of incorporation as then in effect.

We express no opinion as to any provision of any instrument, agreement or other document (i) regarding severability of the provisions thereof; (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof; (iii) imposing liquidated damages or penalties; (iv) regarding waiver of usury, stay, extension or similar laws; (v) regarding any obligation or agreement to use best efforts, reasonable best efforts or commercially reasonable efforts or any similar obligation or agreement; (vi) regarding choice of law; (vii) regarding specific performance or the grant of any power of attorney; or (viii) requiring any party to take further action or to enter into further agreements or instruments or to provide further assurances,

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York (excluding the securities laws of the State of New York).  We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

Opus Genetics, Inc.
March 24, 2025

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP